NEWS RELEASE

February 10, 2004	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC

RADIO ONE, INC. REPORTS

FOURTH QUARTER RESULTS

Company exceeds guidance for the quarter and ends the year on a strong note

Washington, DC:—Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2003. Net broadcast revenue was approximately $77.4 million, an increase of 1% from the same period in 2002. Operating income was approximately $33.4 million, an increase of 9% from the same period in 2002. Station operating income was approximately $41.7 million, an increase of 7% from the same period in 2002. Net income was approximately $14.5 million, or $0.14 per diluted share, an increase of 51% from net income of approximately $9.6 million, or $0.09 per diluted share for the same period in 2002. Free cash flow was $20.5 million, an increase of 35% from free cash flow of approximately $15.2 million for the same period in 2002.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “The environment for radio has improved. While, overall, the quarter was modestly better than our expectations and our guidance, the year ended strong with December cash advertising revenue growing 10% versus the prior year. This strength has carried over, albeit somewhat inconsistently, into the first quarter of 2004. We are hopeful that, as the economy continues to improve, 2004 will return the radio industry to its consistent historical growth levels. On the cable front, TV One was successfully launched on January 19, 2004. The launch occurred with a modest number of analog subscribers, which was a huge win, and good blue-chip advertising support. The early reaction is very positive and the potential of this cable channel continues to be significant. We are very excited about our TV One investment and building a business of significant scale with our partners at Comcast Corporation.”

With the adoption of Regulation G by the SEC, station operating income replaces broadcast cash flow as the metric used by management to assess the performance of our stations. It is important to note that station operating income and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance. Station operating income measures the amount of income generated each period solely from operations of the Company’s stations that is available to be used to service debt, pay taxes, fund capital expenditures and fund acquisitions. Free cash flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate expenses, funding of capital expenditures, payment of LMA fees and debt service. You should not consider these non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with GAAP. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. A reconciliation of these non-GAAP measures to net income has been provided in this release.

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PAGE 2 —RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

Comparison of the periods ended December 31, 2003 to the periods ended December 31, 2002 (all 2003 and quarterly 2002 periods are unaudited, fiscal year-end 2002 results are audited and in 000s except per share data).

	Three months ended December 31, 2003	Three months ended December 31, 2002	Fiscal year ended December 31, 2003	Fiscal year ended December 31, 2002
STATEMENT OF OPERATIONS DATA:
REVENUE:
Broadcast revenue	$87,962	$87,501	$344,650	$335,752
Less: Agency commissions	10,610	10,595	41,500	39,901

Net broadcast revenue	77,352	76,906	303,150	295,851

OPERATING EXPENSES:
Programming and technical	12,920	12,777	51,496	49,582
Selling, general and administrative	22,689	25,097	92,157	94,884
Corporate expenses	3,439	3,349	12,589	12,351
Non-cash compensation	426	420	1,745	1,414
Depreciation & amortization	4,492	4,711	18,078	17,640

Total operating expenses	43,966	46,354	176,065	175,871

Operating income	33,386	30,552	127,085	119,980
INTEREST EXPENSE, net	(10,044)	(13,085)	(41,438)	(59,143)
OTHER INCOME, net	764	333	2,721	1,346
EQUITY IN NET LOSS OF AFFILIATED COMPANY	(1,184)	—	(2,123)	—

Income before provision for income taxes and cumulative effect of accounting change	22,922	17,800	86,245	62,183
PROVISION FOR INCOME TAXES	8,443	8,193	32,462	25,282

Income before cumulative effect of accounting change	14,479	9,607	53,783	36,901
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, net of tax	—	—	—	29,847

Net income	$14,479	$9,607	$53,783	$7,054

Net income (loss) applicable to common stockholders (a)	$9,444	$4,572	$33,643	$(13,086)

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PAGE 3 —RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three months ended December 31, 2003	Three months ended December 31, 2002	Year ended December 31, 2003	Year ended December 31, 2002
PER SHARE DATA – diluted:
Net income per share	$0.14	$0.09	$0.51	$0.07
Preferred dividends per share	0.05	0.05	0.19	0.20
Net income (loss) per share applicable to common stockholders	0.09	0.04	0.32	(0.13)
SELECTED OTHER DATA:
Station operating income (b)	41,743	39,032	159,497	151,385
Station operating income margin (% of net revenue)	54.0%	50.8%	52.6%	51.2%
Station operating income reconciliation:
Net income	$14,479	$9,607	$53,783	$7,054
Plus: Depreciation and amortization	4,492	4,711	18,078	17,640
Plus: Non-cash compensation	426	420	1,745	1,414
Plus: Interest expense	10,044	13,085	41,438	59,143
Plus: Equity in net losses in affiliated company	1,184	—	2,123	—
Less: Other income (expense)	764	333	2,721	1,346
Plus: Income tax provision	8,443	8,193	32,462	25,282
Plus: Cumulative effect of accounting change	—	—	—	29,847
Plus: Corporate expenses (less non-cash compensation)	3,439	3,349	12,589	12,351

Station operating income	41,743	39,032	159,497	151,385
Free cash flow (c)	20,521	15,239	77,796	53,418
Free cash flow reconciliation:
Net income	14,479	9,607	53,783	7,054
Plus: Depreciation and amortization	4,492	4,711	18,078	17,640
Plus: Non-cash compensation	426	420	1,745	1,414
Plus: Non-cash interest expense and bank amendment fees	422	425	1,696	2,549
Plus: Deferred tax provision	8,312	8,086	31,893	24,786
Plus: Cumulative effect of accounting change	—	—	—	29,847
Plus: Equity in net loss in affiliated company	1,184	—	2,123	—
Plus: Loss on asset sale/investment	2	377	—	1,239
Less: Capital expenditures	3,761	3,352	11,382	10,971
Less: Dividends on preferred stock	5,035	5,035	20,140	20,140

Free cash flow	20,521	15,239	77,796	53,418
Weighted average shares outstanding – basic (d)	104,649	104,560	104,621	101,821
Weighted average shares outstanding – diluted (e)	105,184	104,972	105,071	102,357

	December 31, 2003 (audited)	December 31, 2002 (audited)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$78,710	$86,115
Current assets	152,065	159,312
Total assets	2,017,871	1,984,360
Senior debt	297,500	350,000
Subordinated debt	300,000	300,000
Preferred stock (liquidation value)	310,000	310,000
Total stockholders’ equity	1,278,419	1,244,023

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PAGE 4 —RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Current Amount Outstanding	Applicable Interest Rate (2)	Scheduled 2004 Principal Payments (3)	Scheduled 2005 Principal Payments (3)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 10/5/2006)	$100,000	4.39%
Senior bank term debt (swap matures 12/5/2005)	50,000	4.01%
Senior bank term debt (swap matures 12/5/2004)	50,000	3.55%
Senior bank term debt (swap matures 6/3/2004)	25,000	4.51%
Senior bank term debt (at variable rates) (1)	72,500	approximately 1.90%	$52,500	$70,000
8 7/8% senior subordinated notes (fixed rate)	300,000	8.88%
(1)	Subject to rolling 90-day LIBOR plus a spread currently at 0.75% and incorporated into the rate set forth above. This tranche is not covered by the swap agreements described in footnote 2.
(2)	Under its swap agreement, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. That spread is currently 0.75% and is incorporated into the applicable interest rates set forth above.
(3)	Principal payments are due in equal quarterly installments and commenced on March 31, 2003.

Net broadcast revenue increased to approximately $77.4 million for the quarter ended December 31, 2003 from approximately $76.9 million for the quarter ended December 31, 2002 or 1%. Net broadcast revenue increased to approximately $303.2 million for the fiscal year ended December 31, 2003 from approximately $295.9 million for the fiscal year ended December 31, 2002 or 2%. These increases were the result of net broadcast revenue growth in several of Radio One’s markets, including Washington, DC, Cincinnati, Dallas, Indianapolis and Raleigh, partially offset by revenue declines in several other markets, including Charlotte, Louisville, Philadelphia and Richmond.

Operating expenses excluding depreciation, amortization and non-cash compensation decreased to approximately $39.0 million for the quarter ended December 31, 2003 from approximately $41.2 million for the quarter ended December 31, 2002 or 5%. This decrease was the result of strong cost controls. Operating expenses excluding depreciation, amortization and non-cash compensation were flat at approximately $156.2 million for the fiscal year ended December 31, 2003 compared to approximately $156.8 million for the fiscal year ended December 31, 2002. This performance was the result of strong cost controls across the Company as the Company continued its hiring and wage freeze throughout the year.

Interest expense decreased to approximately $10.0 million for the quarter ended December 31, 2003 from approximately $13.1 million for the quarter ended December 31, 2002 or 24%. Interest expense decreased to approximately $41.4 million for the fiscal year ended December 31, 2003 from approximately $59.1 million for the fiscal year ended December 31, 2002 or 30%. These decreases relate primarily to a reduction of outstanding bank debt (starting in the middle of the second quarter of 2002) with the proceeds received from the Company’s April 2002 equity offering and from quarterly principal payments made, utilizing free cash flow, beginning at the end of the first quarter of 2003. In addition, interest expense decreased due to lower interest rates on that bank debt as a result of declining leverage and lower market interest rates over the past year.

Equity in net loss of affiliated company was approximately $1.2 million for the quarter ended December 31, 2003 and approximately $2.1 million for the fiscal year ended December 31, 2003. This activity was associated with the financial results of TV One, LLC. Radio One made its initial investment in TV One in August 2003. Radio One accounts for this investment under the equity method of accounting.

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PAGE 5 —RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Income before provision for income taxes and cumulative effect of an accounting change increased to approximately $22.9 million for the quarter ended December 31, 2003 compared to income before provision for income taxes and cumulative effect of an accounting change of approximately $17.8 million for the quarter ended December 31, 2002 or 29%. Income before provision for income taxes and cumulative effect of an accounting change increased to approximately $86.2 million for the fiscal year ended December 31, 2003 compared to income before provision for income taxes and cumulative effect of an accounting change of approximately $62.2 million for the fiscal year ended December 31, 2002 or 39%. These increases were due primarily to higher operating income due to higher revenue and lower interest expense, partially offset by equity in net loss of affiliated company, as described above.

Net income increased to approximately $14.5 million for the quarter ended December 31, 2003 from approximately $9.6 million for the quarter ended December 31, 2002 or 51%. Net income increased to approximately $53.8 million for the fiscal year ended December 31, 2003 compared to net income of approximately $7.1 million for the fiscal year ended December 31, 2002 or 658%. These increases were due to higher income before provision for income taxes and cumulative effect of an accounting change, as well as the effect of the accounting change in the first quarter of 2002, which reduced net income in that period by approximately $29.8 million.

Station operating income increased to approximately $41.7 million for the quarter ended December 31, 2003 from approximately $39.0 million for the quarter ended December 31, 2002 or 7%. Station operating income increased to approximately $159.5 million for the fiscal year ended December 31, 2003 from approximately $151.4 million for the fiscal year ended December 31, 2002 or 5%. These increases were attributable primarily to the increase in net broadcast revenue and the decrease in station operating expenses in the fourth quarter of 2003 and flat growth in station operating expenses for all of 2003 as described above.

Capital expenditures totaled approximately $3.8 million in the fourth quarter of 2003 compared to capital expenditures of approximately $3.4 million in the fourth quarter of 2002. In the fourth quarter of 2003, deferred portion of the income tax provision was approximately $8.3 million. In the fourth quarter of 2003, amortization of debt financing costs, unamortized debt discount and deferred interest was approximately $0.4 million and is included in interest expense on Radio One’s income statement. As of December 31, 2003, Radio One had total debt (net of cash balances) of approximately $518.8 million.

Radio One Information and Guidance:

Radio One completed its acquisition of WSNJ-FM on February 2, 2004 for approximately $35.0 million. Radio One is in the process of moving the station to new facilities in the Philadelphia metropolitan area. The Company expects to begin broadcasting WSNJ-FM in the third quarter of 2004. This will increase the number of stations that the Company owns and operates in the Philadelphia market to three.

For the first quarter of 2004, Radio One expects to report net broadcast revenue that will be in the mid-single digit range greater than the approximately $63.4 million of net broadcast revenue generated in the first quarter of 2003. Radio One expects first quarter 2004 station operating income (as defined elsewhere in this press release) to be in the mid-single digit range greater than the approximately $29.1 million of station operating income generated in the first quarter of 2003. The Company expects corporate expenses to increase in the low double digit percentage range from last year’s first quarter amount of approximately $3.2 million and to increase in the mid-single digit percentage range from last year’s fourth quarter amount of approximately $3.4 million.

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PAGE 6 —RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Radio One will hold a conference call to discuss its results for the fourth quarter of 2003. This conference call is scheduled for Tuesday, February 10, 2004 at 10:00 a.m. Eastern Standard Time. Interested parties should call 1-630-395-0021 at least five minutes prior to the scheduled time of the call and provide the password “Radio One.” The conference call will be recorded and made available for replay from 12:00 p.m. EST the day of the call, until 11:59 p.m. EST the following day. Interested parties may listen to the recording by calling 1-402-220-3483. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven day period following the call.

Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2002 net broadcast revenue) and the largest company that primarily targets African-American and urban listeners. Radio One owns and/or operates 67 radio stations located in 22 urban markets in the United States and reaches approximately 13 million listeners every week. Radio One also programs five channels on the XM Satellite Radio Inc. system and owns approximately 40% of TV One, LLC, an African-American targeted cable channel, which is a joint venture with Comcast Corporation.

Notes:

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

(a)	Net income (loss) applicable to common stockholders is defined as net income minus preferred stock dividends.
(b)	“Station operating income” consists of net income plus (1) depreciation, amortization, corporate expenses, non-cash compensation, interest expense, equity in loss of affiliated company, income tax provision and cumulative effect of accounting change and less (2) other income.
(c)	“Free cash flow” consists of net income plus (1) depreciation, amortization, non-cash compensation, non-cash interest expense, equity in loss of affiliated company, loss on sale of assets, deferred tax provision, cumulative effect of accounting change and less (2) capital expenditures and dividends on preferred stock.
(d)	As of December 31, 2003 Radio One had approximately 104,621,000 shares of common stock outstanding on a weighted average basis.
(e)	As of December 31, 2003 Radio One had approximately 105,071,000 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options.

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